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                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

I, James L. Moffett, Principal Executive Officer of the UMB Scout Kansas Tax-Exempt Bond Fund, Inc., certify to my knowledge that:

1. The N-CSR of the registrant for the period ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


/s/ James L. Moffett
-------------------------------------
James L. Moffett
Principal Executive Officer
March 3, 2005

I, Barbara J. Demmer, Principal Financial Officer of the UMB Scout Kansas Tax-Exempt Bond Fund, Inc., certify to my knowledge that:

1. The N-CSR of the registrant for the period ended December 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


/s/ Barbara J. Demmer
-------------------------------------
Barbara J. Demmer
Principal Financial Officer
March 3, 2005

A signed original of this written statement required by Section 906 has been provided to UMB Scout Kansas Tax-Exempt Bond Fund, Inc. and will be retained by UMB Scout Kansas Tax-Exempt Bond Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.